EXHIBIT 21.1

                   List of Subsidiaries of
                    FREEPORT-McMoRan INC.

                                                           Name Under Which
              Entity                        Organized      It Does Business
-----------------------------------         ---------      ------------------
Freeport-McMoRan Resource Partners,         Delaware             Same
     Limited Partnership

IMC-Agrico Company                          Delaware             Same
FM Services Company                         Delaware             Same